PERMANENT MORTGAGES TRUSTEE LIMITED                                EXHIBIT 10.10

and

SFM OFFSHORE LIMITED

AND

THE BANK OF NEW YORK

_______________________________________________________________________________

AMENDED AND RESTATED MORTGAGES TRUSTEE CORPORATE SERVICES AGREEMENT
_______________________________________________________________________________

21 November 2007

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THIS AGREEMENT is made the 21 day of November 2007

BETWEEN

(1) PERMANENT MORTGAGES TRUSTEE LIMITED, a company incorporated under the laws of Jersey, registered number 83116, whose registered office is at 47 Esplanade, St. Helier, Jersey, JE1 0BD, Channel Islands (the COMPANY);

(2) SFM OFFSHORE LIMITED, a company incorporated under the laws of Jersey, registered number 76015, whose registered office is at 47 Esplanade, St. Helier, Jersey, JE1 0BD, Channel Islands (in its capacity as the MORTGAGES TRUSTEE CORPORATE SERVICES PROVIDER); and

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its office at One Canada Square, London E14 5AL (in its capacities as FUNDING 1 SECURITY TRUSTEE and FUNDING 2 SECURITY TRUSTEE, together the SECURITY TRUSTEE).

WHEREAS

(A) The Company has undertaken to hold the benefit of all the Trust Property from time to time transferred to it or acquired by it from the Seller (initially Halifax plc and as of the Reorganisation Date, Bank of Scotland plc) upon trust for the Seller and Funding 1 and, as of the Programme Date, Funding 2 in accordance with the terms of the Mortgages Trust Deed.

(B) Pursuant to a declaration of trust dated 7 May 2002 constituting a charitable trust known as the Permanent Mortgages Jersey Charitable Trust, the Mortgages Trustee Corporate Services Provider and Dominion Corporate Nominees Limited (as nominee of the Mortgages Trustee Corporate Services Provider) hold on trust the entire issued share capital of the Company.

(C) The Company has requested the Mortgages Trustee Corporate Services Provider to provide administrative and secretarial services to the Company upon the terms set out in this Agreement in order to carry out its obligations under the Transaction Documents. The Mortgages Trustee Corporate Services Provider is willing to provide such service to the Company upon such terms.

NOW IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

         1.1. The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 21 November 2007 (as the same may be amended, restated or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the master issuer master definitions and construction schedule signed

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                 for the purposes of identification by Allen & Overy LLP and
                 Sidley Austin on 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 (Interpretation and Construction) of the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule.

         1.2. In this Agreement each reference to a party shall be deemed to include its successors and permitted assigns. For this purpose SUCCESSOR means in relation to a party an assignee or successor in title of such party or any person who, under the laws of its jurisdiction of incorporation or domicile has assumed the rights and/or obligations of such party or to whom under such laws the same have been transferred.

         1.3. This Agreement amends and restates the Mortgages Trustee Corporate Services Agreement dated 14 June 2002 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such rights and obligations accrued to the date of this Agreement) of a party to the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

2.       ADMINISTRATIVE SERVICES

         2.1 The Mortgages Trustee Corporate Services Provider shall provide the following services (the SERVICES) in Jersey:-

                 2.1.1 a registered office and administrative office for the Company;

                 2.1.2 the services of two individuals who are residents of the Island of Jersey for tax purposes who will accept office as directors of the Company;

                 2.1.3 the services of a secretary to the Company to perform all the duties properly required of a secretary by the directors of the Company and the Companies (Jersey) Law 1991 (the LAW);

                 2.1.4 the arrangement of an annual meeting of directors and shareholders of the Company on the Island of Jersey and the preparation of minutes of such meetings;

                 2.1.5 the maintenance of the statutory books of the Company and any other books and records required by law or ordinarily required by a Jersey company and

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                         the preparation and issue of share certificates;

                 2.1.6 the preparation and submission of annual returns of the Company and procuring that the Company pays the fee required to be paid to the Jersey authorities in connection therewith;

                 2.1.7 the preparation and submission of any other documents required by law to be prepared or filed by the Company;

                 2.1.8 the instruction of the Company's auditors (if any) to prepare the annual audited financial statements;

                 2.1.9 the safekeeping of the common seal of the Company and arranging for sealing of documents as authorised by the directors of the Company;

                 2.1.10 the provision (if necessary) of nominees to hold the issued shares of the Company;

                 2.1.11 the execution of all such agreements, documents and undertakings as shall be necessary in connection with the business of the Company if so authorised by a valid resolution of the Board of Directors of the Company;

                 2.1.12 the acceptance of service of process and any other documents or notices to be served on the Company;

                 2.1.13 in respect of the Company, as and when requested under the terms of any agreements to which the Company is party, the delivery to any person entitled to it under such terms of such information or documents which is
                         (i) provided for under such agreements, and (ii) in the possession of the Mortgages Trustee Corporate Services Provider or is reasonably obtainable by it;

                 2.1.14 in respect of the Company, the response to correspondence and communication thereof with directors and shareholders as necessary;

                 2.1.15 the delivery, at the request of the relevant board of directors, of any directions and information to any providers of services (such as auditors, accountants, financial or management advisers or attorneys) or other agents appointed by the board of directors pursuant to the Articles of Association of the Company; and

                 2.1.16 the use of its best efforts to cause the Company (to the extent that the Company has sufficient funds and other resources and is otherwise able to do so) to comply with its obligations under any agreement by which the Company is bound and under all relevant laws.

         2.2. The Mortgages Trustee Corporate Services Provider shall also provide other

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                 supplementary services as agreed between the Company or
                 Security Trustee and the Mortgages Trustee Corporate Services Provider, or that the Mortgages Trustee Corporate Services Provider deems necessary as being ancillary to the Services, from time to time (the ADDITIONAL SERVICES).

3.       Mortgages Trustee Corporate Services Provider's DUTIES

         3.1. The Mortgages Trustee Corporate Services Provider shall at all times (subject to Clause 4 hereof) act in accordance with all reasonable and proper directions, orders and instructions given by the Board of Directors of the Company.

         3.2. The Mortgages Trustee Corporate Services Provider shall not knowingly do or knowingly omit to do anything which would constitute a breach of any provisions of the Articles of Association of the Company or of any legally binding restrictions applying to the Company. This includes but is not limited to any legally binding restrictions applying to the Company as a consequence of its being a party to the Transaction Documents.

4.       ACCELERATION NOTICE

                 Entitlement to Nominate

         4.1. Prior to the service of a Note Acceleration Notice or an Intercompany Loan Acceleration Notice (an ACCELERATION NOTICE):

                 (a) the Seller is entitled to, and shall, nominate one person willing to serve in the capacity of director of the Company;

                 (b) the Mortgages Trustee Corporate Services Provider is entitled to, and shall, nominate two Jersey resident persons willing to serve in the capacity of a director of the Company; and

                 (c) the Mortgages Trustee Corporate Services Provider is entitled to, and shall, nominate one person willing to serve in the capacity of secretary of the Company and has nominated itself in such capacity.

                 Appointor

         4.2. In relation to any person nominated or deemed to be nominated under Clause 4.1 (Entitlement to Nominate) above or Clause 4.3 (Resignation or Retirement of Director) below, whichever of the Seller or the Mortgages Trustee Corporate Services Provider nominated that person is referred to below as that person's APPOINTOR.

                 Resignation or Retirement of Director

         4.3. Each appointor hereby confirms to the other that, if the person nominated or deemed to be nominated by it should resign or retire or for any other reason cease to act as

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                 director of the Company, it will promptly: (i) procure that such director shall acknowledge in writing that he has no claim of any nature whatsoever against the Company; (ii) nominate another person willing to act in the relevant capacity; and (iii) procure the consent of that other person to act in that capacity.

                 Acceptance of Appointment and Payment

         4.4. Each appointor shall procure that each of the persons respectively nominated or deemed to be nominated by it from time to time as provided above accepts the relevant appointment and acts in the relevant capacity without fee or remuneration (including, for the avoidance of doubt, upon resignation or retirement) from the Company, save that nothing in this Agreement shall prejudice the right of the Mortgages Trustee Corporate Services Provider to be remunerated for its services under Clause 14 (Remuneration) below.

                 Composition of Boards

         4.5. The Mortgages Trustee Corporate Services Provider undertakes and agrees as follows:

                 (a) subject to its duties and obligations as share trustee under the Permanent Mortgages Jersey Charitable Trust and subject to Clause 4.6 (Service of an Acceleration Notice) below, that it shall exercise its rights as a shareholder of the Company and all rights and powers vested in it under the Articles of Association of the Company so as to procure that the board of directors of the Company comprises at all times one nominee of the Seller (provided that the Seller shall have nominated a person to such office) and two nominees of the Mortgages Trustee Corporate Services Provider, as provided under Clause 4.1 above; and

                 (b) SFM Offshore Limited and the Seller shall confirm that at all times a majority (by number) of the directors nominated by them under Clause 4.1 above will be resident in Jersey and have been confirmed by an officer of the Jersey Financial Services Commission (the COMMISSION) as being acceptable to the Commission.

                 Service of an Acceleration Notice

         4.6. The Company shall notify the Mortgages Trustee Corporate Services Provider forthwith upon its being notified of a Note Acceleration Notice being served on the Issuer or of an Intercompany Loan Acceleration Notice being served on Funding
                 1. In the event that the Mortgages Trustee Corporate Services Provider has received notification pursuant to this Clause 4.6, the Mortgages Trustee Corporate Services Provider shall act only in accordance with the directions of the Security Trustee.

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5.       STATUTORY ACCOUNTS

         5.1. The Mortgages Trustee Corporate Services Provider shall, subject to all applicable laws, provide all information and access to books and records as the Auditors (if any) may reasonably require for the purpose of auditing the annual accounts of the Company;

         5.2. Subject to the approval of the Company, the Mortgages Trustee Corporate Services Provider shall cause the annual accounts of the Company to be audited by the Auditors (if any) and shall procure, so far as it is able to do so, that the Auditors shall make a report thereon as required by law;

         5.3. The Mortgages Trustee Corporate Services Provider shall arrange for the Cash Manager and the Security Trustee to receive such copies of the accounts (audited if required) as shall be required by the Transaction Documents within 120 days of the end of each accounting reference period. It shall also send copies of the audited accounts to such other parties as either the Cash Manager or the Security Trustee shall request;

         5.4. The Mortgages Trustee Corporate Services Provider shall take all reasonable steps to procure that, within 120 days of the end of each accounting reference period, the Auditors (if any) provide to the Cash Manager for submission to the Financial Services Authority, the London Stock Exchange plc, the Jersey Registrar of Companies, the Rating Agencies and to any other persons as the Cash Manager may deem necessary, a copy of the Auditors' report.

6.       DATA PROTECTION AND CONSUMER CREDIT

         The Company confirms that it has filed a notification under the Data Protection Act 1998 in the United Kingdom, has registered as a data user under the Data Protection (Jersey) Law 2005 and has obtained a licence under the Consumer Credit Act 1974 in the United Kingdom. The Mortgages Trustee Corporate Services Provider will use its best endeavours to procure that the Company maintains such registrations and that the Company obtains and maintains all necessary registrations, licences and authorities required to enable the Company to perform its obligations under the Transaction Documents subject to the correct adherence to their obligations of any other parties to the Transaction Documents and any legal obligation brought to the notice of the Mortgages Trustee Corporate Services Provider.

7.       DESIGNATED RESOURCES - DESIGNATED CSP STAFF

         7.1. The Mortgages Trustee Corporate Services Provider shall procure that from the Initial Closing Date until the date of termination of this Agreement (the CSP STAFF PERIOD), two of its officers and one manager (the DESIGNATED CSP STAFF, each officer or manager being a DESIGNATED CSP STAFF MEMBER) are available on a non-exclusive and part time basis to the Company.

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         7.2.    The Mortgages Trustee Corporate Services Provider may
                 designate an alternative individual or individuals to be a Designated CSP Staff Member, PROVIDED THAT if the Mortgages Trustee Corporate Services Provider becomes aware of any notice of termination of the contract of employment given or received from a Designated CSP Staff Member, the Mortgages Trustee Corporate Services Provider will promptly notify the Security Trustee and shall ensure that an alternative individual is designated as a replacement Designated CSP Staff Member.

         7.3. This Agreement is a contract for services and is not intended to constitute and nothing in this Agreement shall have the effect of constituting any relationship of employer and employee between the Company (as employer) and the Designated CSP Staff Members (as employee). Notwithstanding the designation of the Designated CSP Staff as available on a non-exclusive basis to provide Services or the Additional Services, the Designated CSP Staff will not, at any time, be under the control or management of the Company. None of the Designated CSP Staff will be employed by the Mortgages Trustee Corporate Services Provider (or such other company as the Mortgages Trustee Corporate Services Provider may designate for this purpose) exclusively to perform the Services or the Additional Services.

         7.4. This Agreement is not intended to and nothing in this Agreement shall have the effect of constituting a Designated CSP Staff Member as agent of the Company. No Designated CSP Staff Member shall have the authority or right to contract on behalf of the Company or to bind it in any way in relation to third parties, save as specifically authorised by the Company from time to time or, as applicable, where the Designated CSP Staff Member is acting solely in his capacity as a director of the Company and has been duly authorised in that regard by the board of directors of the Company. Nothing in this Agreement shall constitute a partnership or joint venture between the parties.

         7.5. For the avoidance of doubt, the Mortgages Trustee Corporate Services Provider may at its discretion, and shall where necessary, use other persons in the performance of the Services or the Additional Services where needed in supplement to, or substitution of the Designated CSP Staff PROVIDED THAT such persons are resident in Jersey.

8.       DESIGNATED RESOURCES - OFFICE SPACE

         8.1. The Mortgages Trustee Corporate Services Provider agrees to designate a specific area (the DESIGNATED OFFICE SPACE) within the premises of the Mortgages Trustee Corporate Services Provider as the office from which the Designated CSP Staff may perform the Services or the Additional Services, and where the Mortgages Trustee Corporate Services Provider may (but is not required to) store files, records and correspondence referred to in Clause 9 below.

         8.2. The Designated Office Space will not be used exclusively by the Mortgages Trustee Corporate Services Provider to provide the Services or the Additional Services.

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         8.3.    The Mortgages Trustee Corporate Services Provider may provide services to other companies managed and administered by the Mortgages Trustee Corporate Services Provider from the Designated Office Space.

         8.4. The Mortgages Trustee Corporate Services Provider will retain possession and control of the Designated Office Space and the Company will not have possession or control of either:

                 (a)     the Designated Office Space itself; or

                 (b)     any means of access thereto or egress therefrom; or

                 (c)     any plant or substance in the Designated Office Space;
                         or

                 (d)     any equipment or files in the Designated Office Space.

                 For the avoidance of doubt, nothing in this Agreement shall be taken as granting a lease, licence or other interest in the Designated Office Space which shall remain the property of the Mortgages Trustee Corporate Services Provider.

9.       DESIGNATED RESOURCES

         9.1. The Mortgages Trustee Corporate Services Provider further agrees that non-dedicated communication facilities may be provided to the Company, which facilities may include a shared telephone line with the Mortgages Trustee Corporate Services Provider and be (but shall not be required to be) provided in the Designated Office Space and which may be (but shall not be required to be) manned by the Designated CSP Staff.

         9.2. The Mortgages Trustee Corporate Services Provider shall maintain files, records and correspondence relating to the Company and may do so, but shall not be required to, in the Designated Office Space.

10. WARRANTIES AND UNDERTAKINGS OF THE MORTGAGES TRUSTEE CORPORATE SERVICES PROVIDER

         10.1. The Mortgages Trustee Corporate Services Provider warrants to the Company:

                 (a) it is duly registered as a company limited by shares under Jersey Law;

                 (b) it has power under its Memorandum and Articles of Association, and all necessary corporate authority has been obtained and action taken for it to sign and deliver and perform the transactions contemplated in this Agreement; and

                 (c) the signing and delivery of this Agreement does or will not contravene or constitute a default under, or cause to be exceeded any limitation on it or the powers of its directors, imposed by or contained in,
                         (1) any law by which it or any of its assets is bound or affected, (2) its Memorandum and Articles of

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                         Association, or (3) any agreement to which it is a
                         party or by which any of its assets its bound.

         10.2. The Mortgages Trustee Corporate Services Provider undertakes generally to provide or procure such human and other resources as is appropriate to perform all the Services or the Additional Services described in this Agreement to the appropriate standard.

11.      NON-PETITION AND LIMITED RECOURSE

         The Mortgages Trustee Corporate Services Provider agrees that it will not initiate or join any person in initiating an Insolvency Event in relation to the Company.

         In relation to the Company, any amount payable under this Agreement by the Company to any other party to this Agreement, not being an amount payable out of the Trust Property in accordance with the terms of the Mortgages Trust Deed, shall only be payable to the extent that, on that date, the Company has sufficient funds to pay such amount out of the fees paid to it under the Mortgages Trust Deed.

12.      ASSIGNMENT

         Except with the consent of the Security Trustee, the Mortgages Trustee Corporate Services Provider may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement.

13.      INFORMATION AND DATA REGARDING THE COMPANY

         13.1. The Mortgages Trustee Corporate Services Provider hereby agrees that all information and data held by it in respect of the Company on any computer system of the Mortgages Trustee Corporate Services Provider is the sole property of the Company.

         13.2. The Mortgages Trustee Corporate Services Provider agrees that all such information and data and all other information relating to the services provided under this Agreement shall be kept safely and treated as confidential and shall use its best endeavours to prevent disclosure of such information to any third party, provided however that the provisions of this Clause 13.2 shall not apply:

                 (a) to the disclosure of any information already known to the recipient otherwise than as a result of a breach of this Clause 13.2;

                 (b) to the disclosure of any information which is or becomes public knowledge otherwise than as a result of such disclosure being made in breach of this Clause 13.2, or as a result of the unauthorised or improper conduct of the recipient;

                 (c) to the extent that disclosure is required pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or taxation authority (including, without limitation, any

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                         official bank examiners or regulators or the Financial
                         Services Authority in its capacity as the UK Listing Authority);

                 (d) to the disclosure of any information to professional advisers to, or agents of, the Mortgages Trustee Corporate Services Provider, the Seller or any of the Rating Agencies who receive the same under a duty of confidentiality;

                 (e) to the disclosure of any information with the consent of all the parties hereto or to the Security Trustee;

                 (f) to the disclosure of any information in respect of the Issuer to the Security Trustee; and

                 (g) to disclosure on behalf of the Issuer of any information required by the terms of any Transaction Documents to which the Issuer is now or becomes a party, to the persons to whom such disclosure is required by the terms of the relevant Transaction Document, the Mortgages Trustee Corporate Services Provider agrees to use said information solely for the purposes of this Agreement and hereby agrees to indemnify and hold harmless the Seller, the Security Trustee and the Company on an after tax basis for all losses, damages, expenses, costs, claims and charges arising from or caused by any disclosure of information by the Mortgages Trustee Corporate Services Provider or any agent appointed by it or any director nominated or deemed to be nominated by it or any agent appointed by it, which disclosure is made contrary to the provisions of this Clause 13.2. The agreement constituted by the terms of this Clause 13.2 shall continue even after the termination of this Agreement.

         13.3. After termination of this Agreement the Mortgages Trustee Corporate Services Provider shall deliver up to the Company, within 2 working days of the Company's request therefore, all such information and data, or, at the request of the Company, destroy the same.

14.      REMUNERATION

         14.1. The Company shall remunerate the Mortgages Trustee Corporate Services Provider in accordance with the fees set out in a corporate services fee letter dated the date hereof for the supply of services to the Company pursuant to this Agreement.

         14.2. In addition to the scale of fees, the Mortgages Trustee Corporate Services Provider, its officers, employees, and any person to whom it has delegated its duties hereunder shall be entitled to reimbursement of all out of pocket expenses reasonably incurred by them in the proper performance of such services hereunder.

15.      INDEMNITY

         15.1. The Company shall at all times keep the Mortgages Trustee Corporate Services Provider, its directors, officers, employees, agents and nominees fully and effectively indemnified and saved harmless against all actions, proceedings, claims, demands, damages, costs and other liabilities whatsoever arising out of the performance of its

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                 or their duties under this Agreement save only liabilities arising as a consequence of gross negligence, bad faith, fraud, wilful default, dishonesty or wilful misconduct on the part of such persons. This indemnity shall continue after the termination of the duties of the Mortgages Trustee Corporate Services Provider under this Agreement and the benefit shall extend to all directors, officers, employees agents and nominees of the Mortgages Trustee Corporate Services Provider from time to time and to the successors in title of the Mortgages Trustee Corporate Services Provider.

         15.2. The Mortgages Trustee Corporate Services Provider shall at all times keep the Company, its directors, officers, employees, agents and nominees fully and effectively indemnified and saved harmless against all actions, proceedings, claims, demands, damages, costs and other liabilities whatsoever arising out of any breach by the Mortgages Trustee Corporate Services Provider in its duties under this Agreement or arising as a consequence of negligence, bad faith, fraud, wilful default, dishonesty or wilful misconduct on the part of the Mortgages Trustee Corporate Services Provider. This indemnity shall continue after the termination of the duties of the Mortgages Trustee Corporate Services Provider under this Agreement and the benefit shall extend to all directors, officers, employees, agents and nominees of the Company from time to time and to the successors in title of the Company.

16.      LIABILITY OF THE MORTGAGES TRUSTEE CORPORATE SERVICES PROVIDER

         16.1. The Mortgages Trustee Corporate Services Provider shall not be liable for any loss to the Company arising in consequence of the failure, depreciation or loss of any investments (of the Company) made in accordance with instructions and guidelines given by the Board of Directors of the Company except by reason of fraud, wilful misconduct or gross negligence on the part of the Mortgages Trustee Corporate Services Provider.

         16.2. Without prejudice to the generality of clause 16.1 of this Agreement the Mortgages Trustee Corporate Services Provider shall not incur any liability whatsoever arising from:

                 (a) the negligence or fraud of any delegate or agent appointed or employed with the consent, or on the instructions of, the Board of Directors of the Company; or

                 (b) anything done or omitted in conformity with any advice given or purporting to have been given by any agent appointed or employed in connection with the affairs of the Company with the consent of the Board of Directors of the Company.

17.      SCOPE OF OBLIGATIONS

         17.1. The Mortgages Trustee Corporate Services Provider, its directors, officers, employees, agents and nominees shall not be obliged to act in any manner which may be contrary

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                 to law.

         17.2. The Mortgages Trustee Corporate Services Provider shall not be required to take any legal action on behalf of the Company unless fully indemnified to its satisfaction.

         17.3. When deemed necessary for the proper performance of its administrative duties, the Mortgages Trustee Corporate Services Provider may, on behalf of the Company seek legal, tax, financial, administrative or other advice as well as employ third parties to provide services.

         17.4. The Mortgages Trustee Corporate Services Provider's obligations hereunder to procure that the Company make all payments required of it shall be subject to the availability of the Company's funds to do so and in no circumstances shall the Mortgages Trustee Corporate Services Provider be required to make payments in connection with the Business of the Company out of its own funds.

         17.5. The obligations of the Mortgages Trustee Corporate Services Provider and the Company under this Agreement are solely the corporate obligations of the Mortgages Trustee Corporate Services Provider and the Company respectively. No recourse shall be had in respect of any obligation or claim arising out of or based upon this Agreement against any employee, officer, of the Share Trustee, the Mortgages Trustee Corporate Services Provider or any employee, officer, director or secretary of the Company except where the claim, demand, liability, cost or expense in connection therewith arises from the gross negligence, bad faith or wilful default of such employee, officer, director or secretary of the Share Trustee, the Mortgages Trustee Corporate Services Provider or the Company.

18.      TERMINATION

         18.1. The appointment of the Mortgages Trustee Corporate Services Provider hereunder shall terminate:-

                 (a) upon the expiration of 90 days notice in writing given by the Mortgages Trustee Corporate Services Provider or by the Company and provided that a substitute administrator acceptable to the Company and (if applicable) the Jersey Financial Services Commission (if required under any consent granted pursuant to the Control of Borrowing (Jersey) Order 1958 as amended) has been appointed on terms substantially the same as those set out in this Agreement and that such appointment will be effective not later than the date of the termination;

                 (b)     immediately if:

                         (i) an order has been made or a resolution has been passed to put the

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                                 Mortgages Trustee Corporate Services Provider
                                 into liquidation (except a voluntary
                                 liquidation for the purpose of reconstruction or amalgamation); or

                         (ii) the Mortgages Trustee Corporate Services Provider has broken or is in breach of any of the terms of this Agreement and shall not have remedied such breach within 30 days after service of notice requiring the same to be remedied; or

                         (iii) the Mortgages Trustee Corporate Services Provider is declared en desastre or has committed any act or omission indicative of insolvency; or

                         (iv) the Mortgages Trustee Corporate Services Provider ceases or threatens to cease to carry on its business or a substantial part of its business or stops payment or threatens to stop payment of its debts.

         18.2. Termination of the appointment of the Mortgages Trustee Corporate Services Provider under this Clause shall be without prejudice to the rights of any party in respect of any antecedent claim against or breach of the terms of this Agreement by the Mortgages Trustee Corporate Services Provider.

19.      THE SECURITY TRUSTEE

         The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no obligation or liability whatsoever to the Mortgages Trustee Corporate Services Provider or the Company under or arising from or by virtue of the Security Trustee joining as a party to this Agreement.

20.      NOTICES

         Notices to be given hereunder shall be delivered by hand or mailed to the address of the relevant party set out herein and where mailed shall be deemed to be duly given on the third day after the day of mailing.

21.      NO RESTRICTIONS

         Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Mortgages Trustee Corporate Services Provider or any director, officer, employee or partner of any of its subsidiaries or its affiliates to engage in any other business or to devote his time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor to limit or restrict the right of the Mortgages Trustee Corporate Services Provider or any of its subsidiaries or affiliates to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

22.      COUNTERPARTS

         The Agreement may be signed in any number of counterparts which, taken together, shall constitute one and the same Agreement.

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23.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Jersey.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed this day and year first above written.

SIGNED by                               ) /S/ ABU KAPADIA
For and on behalf of                    )
PERMANENT MORTGAGES TRUSTEE             )
LIMITED

SIGNED by                               ) /S/ ABU KAPADIA
for and on behalf of                    )
SFM OFFSHORE LIMITED                    )

SIGNED by                               ) /S/ VINCENT GIRAUD
for and on behalf of                    )
THE BANK OF NEW YORK                    )

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                                   CONTENTS

CLAUSE                                                                  PAGE NO

1.       Interpretation.......................................................2

2.       Administrative Services..............................................2

3.       Mortgages Trustee Corporate Services Provider's Duties...............4

4.       Acceleration Notice..................................................4

5.       Statutory Accounts...................................................6

6.       Data Protection and Consumer Credit..................................7

7.       Designated Resources - Designated CSP Staff..........................7

8.       Designated Resources - Office Space..................................8

9.       Designated Resources.................................................9

10.      Warranties and Undertakings of the Mortgages Trustee Corporate
         Services Provider....................................................9

11.      Non - Petition and Limited Recourse.................................10

12.      Assignment..........................................................10

13.      Information and Data regarding the Company..........................10

14.      Remuneration........................................................11

15.      Indemnity...........................................................12

16.      Liability of the Mortgages Trustee Corporate Services Provider......12

17.      Scope of Obligations................................................13

18.      Termination.........................................................13

19.      The Security Trustee................................................14

20.      Notices.............................................................14

21.      No Restriction......................................................14

22.      Counterparts........................................................14

23.      Governing Law.......................................................14